As filed with the Securities and Exchange Commission on October 12, 2000. Registration No. 333-35766

==============================================================================

             U.S. Securities and Exchange Commission
                      Washington, D.C. 20549

                            FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                (POST EFFECTIVE AMENDMENT NO. 1)

                    WORLD INTERNETWORKS, INC.
                    -------------------------
          (Name of small business issuer in its charter)


         Nevada                      4541                     87-0443026
         ------                      ----                     ----------
(State or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization) Classification Code Number) Identification No.)


               418 South Commerce Road, Suite 422
                         Orem, Utah 84058
                          (801)434-7517
                          --------------
  (Address and telephone number of principal executive offices)

                          Same as above
                          --------------
             (Address of principal place of business
             or intended principal place of business)

                         Steven K. Hansen
                418 South Commerce Road, Suite 422
                         Orem, Utah 84058
                          (801) 434-7517
                          --------------
    (Name, address and telephone number of agent for service)

                            Copies to:
                   Branden T. Burningham, Esq.
                  455 East 500 South, Suite 500
                    Salt Lake City, Utah 84111
                          (801) 363-7411

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_]

     If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

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                          CALCULATION OF REGISTRATION FEE

Title of
Each                             Proposed       Proposed
Class of                         Maximum        Maximum
Securities          Amount       Offering       Aggregate        Amount of
to be               to be        Price per      Offering         Registration
Registered          Registered   Share (1)      Price (1)        Fee
----------          ----------   ---------      ---------        ---

Common Stock,       649,200     $1.78125      $1,156,387.50      $2,725.57
$0.001 par value(2).shares

Common Stock
underlying          0           $0            $0                 $  719.48
Warrants(2) . . . . shares

TOTAL. . . . . . .  649,200     $1.78125      $1,156,387.50      $3,445.05
                    shares
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(1)  Estimated solely for the purpose of calculating the registration fee under Rule 457(c) under the Securities Act on the basis of the average of the bid and asked price of our common stock as quoted on the OTC Electronic Bulletin Board on April 26, 2000.

(2) This post-effective amendment is filed for the sole purpose of removing from registration 5,146,800 shares of common stock and 1,530,000 shares of common stock underlying warrants.

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                                 SIGNATURES
                                 ----------

          In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the city of Sandy, State of Utah, on October 11, 2000.

                                           WORLD INTERNETWORKS, INC.


                                           By /s/ Steven K. Hansen
                                              ---------------------------
                                              Steven K. Hansen, President
                                              and Director

        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



                                              /s/ Steven K. Hansen
                                              ---------------------------
                                              Steven K. Hansen, President
                                              and Director


                                              /s/ Gary S. Winterton
                                              ---------------------------
                                              Gary S. Winterton, Director